As filed with the Securities and Exchange Commission on March 31, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

1347 PROPERTY INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	6331	46-1119100
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9100 Bluebonnet Centre Blvd., Suite 502

Baton Rouge, LA 70809

(225) 361-8747
(Address, including zip code and telephone number,

including area code, of registrant’s principal executive offices)

Douglas N. Raucy

President and Chief Executive Officer

1347 Property Insurance Holdings, Inc.

9100 Bluebonnet Centre Blvd., Suite 502

Baton Rouge, LA 70809

(225) 361-8747

(Name, address, including zip code and telephone number,

including area code, of agent for service)

Copies to:

Joel L. Rubinstein, Esq. Eric Orsic, Esq. McDermott Will & Emery LLP 340 Madison Avenue New York, New York 10173 Telephone: (212) 547-5400 Facsimile: (212) 547-5444	Anthony J. Marsico, Esq. Greenberg Traurig, LLP 200 Park Avenue New York, New York 10166 Telephone: (212) 801-9362 Facsimile: (212) 805-9362

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ File No. 333-193314

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

 _______________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share	301,875	$8.00(1)	$2,415,000	$312(2)
Representative’s Warrants(3)	-	-	-	-
Shares of Common Stock underlying Representative’s Warrants(4)	13,125	$10.00(4)	$131,250	$17(2)

(1) Based on the public offering price.

(2) Previously paid. The fee for the shares being registered under this Registration Statement was paid pursuant to the Registration Statement on Form S−1 (File No. 333−193314), which was calculated on the basis of a maximum aggregate offering price of $34,500,000 pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

(3) No fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended. The representative’s warrants are exercisable at a per share exercise price equal to 125% of the public offering price per share.

_______________

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, $0.001 par value per share, of 1347 Property Insurance Holdings, Inc., a Delaware company, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-193314) dated March 27, 2014, including each of the documents included therein or incorporated by reference, which was declared effective by the Commission on March 31, 2014, are incorporated in this registration statement by reference.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on the 31st day of March, 2014.

1347 PROPERTY INSURANCE HOLDINGS, INC.

/s/	Douglas N. Raucy
Name: Douglas N. Raucy
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 31st day of March, 2014.

Signature	Title

/s/ Douglas N. Raucy	President, Chief Executive Officer and Director (principal executive officer)
Douglas N. Raucy

/s/ John S. Hill	Chief Financial Officer
John S. Hill	(principal financial and accounting officer)

*	Director
Hassan R. Baqar

*	Director
Gordon G. Pratt

*	Director
Leo Christopher Saenger III

*	Director
Larry G. Swets, Jr.

*By /s/ Hassan R. Baqar	Attorney-in-Fact
Hassan R. Baqar

EXHIBIT INDEX

The following exhibits are filed herewith:

5.1	Opinion of McDermott Will & Emery LLP
23.1	Consent of BDO USA, LLP, Independent Registered Public Account
23.2	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to the signature page included with the Registration Statement on Form S−1 of the Registrant (File No. 333−193314)).